                                                                   EXHIBIT 10.17

                  --------------------------------------------

                           FORT MARTIN POWER STATION

                            ASSET PURCHASE AGREEMENT


                                    BETWEEN


                             DUQUESNE LIGHT COMPANY

                                      AND

                               AYP CAPITAL, INC.



                  --------------------------------------------

                         Dated as of November 28, 1995

                               TABLE OF CONTENTS
                               -----------------

                                                                                         Page
                                                                                         ----
ARTICLE I    DEFINITIONS................................................................   2

ARTICLE II   PURCHASED ASSETS...........................................................   5
      Section 2.1   Purchased Assets....................................................   5

ARTICLE III  PURCHASE PRICE.............................................................   5
      Section 3.1   Purchase Price......................................................   5
      Section 3.2   Payment of Purchase Price...........................................   5
      Section 3.3   Assumption of Liabilities by Buyer..................................   6
      Section 3.4   Liabilities Not Assumed by Buyer....................................   6

ARTICLE IV   CLOSING....................................................................   7
      Section 4.1   Closing Date and Time...............................................   7
      Section 4.2   Deliveries at the Closing...........................................   7

ARTICLE V    REPRESENTATIONS AND WARRANTIES OF SELLER...................................   8
      Section 5.1   Organization and Standing...........................................   8
      Section 5.2   Authority...........................................................   9
      Section 5.3   Title to Purchased Assets...........................................   9
      Section 5.4   Compliance with Applicable Laws.....................................   9
      Section 5.5   Taxes, Etc..........................................................  12
      Section 5.6   Agreements, Plans, Arrangements, Etc................................  13
      Section 5.7   Litigation..........................................................  13
      Section 5.8   Insurance Policies..................................................  14
      Section 5.9   Brokers.............................................................  14
      Section 5.10  Copies of Documents.................................................  15
      Section 5.11  Supplements to Disclosure Schedule..................................  15

ARTICLE VI   REPRESENTATIONS AND WARRANTIES OF BUYER....................................  16
      Section 6.1   Organization and Standing...........................................  16
      Section 6.2   Authority...........................................................  16
      Section 6.3   Compliance with Applicable Laws.....................................  17
      Section 6.4   Brokers.............................................................  18
      Section 6.5   As Is...............................................................  18
      Section 6.6   Supplements to the Disclosure Schedule..............................  19

ARTICLE VII  COVENANTS..................................................................  19
      Section 7.1   Certain Covenants of Seller Prior to
                      Closing...........................................................  19
      Section 7.2   Access to Properties, Books and Records.............................  20
      Section 7.3   Seller's Permits Consents and
                      Governmental and Regulatory Approvals.............................  21
      Section 7.4   Seller's Taxes......................................................  22
      Section 7.5   Buyer's Permits, Consents and
                      Governmental and Regulatory Approvals.............................  22
      Section 7.6   Seller's Best Efforts...............................................  22
      Section 7.7   Buyer's Best Efforts................................................  23
      Section 7.8   Notification of Breach..............................................  23
      Section 7.9   Further Encumbrances................................................  23


                                    TABLE OF CONTENTS
                                    -----------------

                                                                                         Page
                                                                                         ----
ARTICLE VIII CONDITIONS TO OBLIGATIONS OF SELLER........................................  23
      Section 8.1   Compliance with Agreement...........................................  24
      Section 8.2   Representations and Warranties......................................  24
      Section 8.3   Certificate of Buyer................................................  24
      Section 8.4   Consents and Approvals..............................................  24
      Section 8.5   Opinion of Counsel..................................................  25
      Section 8.6   Adverse Proceedings.................................................  25

ARTICLE IX   CONDITIONS TO OBLIGATIONS OF BUYER.........................................  25
      Section 9.1   Compliance with Agreement...........................................  25
      Section 9.2   Representations and Warranties......................................  26
      Section 9.3   Certificate of Buyer................................................  26
      Section 9.4   Consents and Approvals..............................................  26
      Section 9.5   Opinion of Counsel..................................................  26
      Section 9.6   Adverse Proceedings.................................................  27

ARTICLE X    TERMINATION................................................................  27
      Section 10.1  Termination.........................................................  27

ARTICLE XI   INDEMNIFICATION............................................................  29
      Section 11.1  Indemnification by Buyer............................................  29
      Section 11.2  Indemnification by Seller...........................................  29
      Section 11.3  Procedure for Indemnification with
                      Respect to Third-Party Claims.....................................  30
ARTICLE XII  GENERAL PROVISIONS.........................................................  31
      Section 12.1  Notices.............................................................  31
      Section 12.2  Entire Agreement....................................................  32
      Section 12.3  Severability........................................................  32
      Section 12.4  Waivers and Amendments; Non-Contractual
                      Remedies; Preservation of Remedies................................  33
      Section 12.5  Governing Law.......................................................  33
      Section 12.6  Survival of Representations and
                      Warranties........................................................  33
      Section 12.7  Binding Effect; Assignment..........................................  34
      Section 12.8  No Third Party Beneficiaries........................................  34
      Section 12.9  Counterparts........................................................  35
      Section 12.10 Exhibits and Schedules..............................................  35
      Section 12.11 Headings............................................................  35
      Section 12.12 Expenses............................................................  35
      Section 12.13 Further Action......................................................  36

Exhibits

Exhibit A           Assumption Agreement
Exhibit B           Deed
Exhibit C           Form of Bill of Sale
Exhibit D           Opinion of Seller's Counsel
Exhibit E           Opinion of Buyer's Counsel
Exhibit E-1         Opinion of Buyer's Corporate Counsel


Schedules

Schedule A-1        Description of Unit No. 1
Schedule A-2        Description of Unit No. 1 Site


Disclosure Schedule

Seller

Section 2.1         Purchased Assets
Section 3.3         Assumed Liabilities
Section 5.4(b)      Consents; Compliance with Applicable Laws
Section 5.4(c)      Environmental
Section 5.4(d)      Permits
Section 5.6         Contracts
Section 5.7         Litigation
Section 5.8         Insurance

Buyer

Section 6.3(d)      Required Regulatory Approvals
Section 6.3(d)      Litigation

          ASSET PURCHASE AGREEMENT, dated as of November 28, 1995 (the "Agreement") by and between DUQUESNE LIGHT COMPANY, a Pennsylvania corporation ("Duquesne" or "Seller") and AYP CAPITAL, INC., a Delaware corporation (together with any majority owned subsidiary to which Buyer may assign its rights hereunder, collectively, "Buyer").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Duquesne is a public utility company engaged in the generation, transmission, distribution and sale of electric energy in and around Pittsburgh, Pennsylvania, and is a wholly owned subsidiary of DQE;

          WHEREAS, Buyer is a wholly-owned subsidiary of Allegheny Power System, Inc.;

          WHEREAS, Duquesne is the owner of a 50% undivided interest in Unit No. 1 of the Fort Martin Power Station, a steam-electric generating unit located on the Monongahela River between Morgantown, West Virginia and Point Marion, Pennsylvania (as hereinafter more specifically defined, "Unit No. 1");

          WHEREAS, the Seller wishes to sell and transfer to Buyer and Buyer wishes to purchase and acquire all of Seller's ownership interest in Unit No. 1.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth below:

          "Assumed Liabilities" shall have the meaning given to that term in
           -------------------
Section 3.3, hereof.

          "Closing" and "Closing Date" shall have the meanings given to those
           -------       ------------
terms in Section 4.1 hereof.

          "Contract" means any contract, agreement, purchase order, lease,
           --------
indenture, mortgage, loan agreement, commitment, undertaking or arrangement of any kind.

          "Encumbrances" means all liens, encumbrances, security interests,
           ------------
pledges, licenses, easements, rights-of-way, covenants, conditions, restrictions, options and other claims, interests or rights whatsoever.

          "FERC" means the Federal Energy Regulatory Commission or any successor
           ----
agency thereto.

          "Governmental Authority" shall mean any federal, state, local or
           ----------------------
foreign court or governmental or regulatory agency, authority or body.

          "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act
           -------
of 1976.

          "Insurance Requirements" means (a) property insurance covering
           ----------------------
physical loss or damage to the Purchased Assets in amounts not less than the actual replacement value from time to time of Unit No. 1 and any items of personal property comprising the Purchased Assets and (b) public liability insurance covering personal injury, bodily injury, death and property damage liability for claims arising out of the ownership, maintenance, condition or use of the Purchased Assets, in each case with reputable insurance carriers, in such form and amounts and with such deductible, self-retention and other coverage provisions as are consistent with prudent utility practice and usual for similar companies engaged in such activities and owning and operating like properties.

          "Losses" shall mean any and all liabilities, losses, damages, expenses
           ------
or diminutions in value of any kind or character (whether or not known or asserted prior to the date hereof or the Closing Date), including, without limitation, interest on any amount payable to a third party as a result of the foregoing, liabilities on account of Taxes and fees required to be paid to Governmental Authorities (including interest and penalties thereon) and any legal or other expenses reasonably incurred in connection with investigating or defending any claims or actions, whether or not resulting in any liability.

          "Operating Agreement" means the Fort Martin Construction and Operating
           -------------------
Agreement, dated April 30, 1965, by and among Duquesne, Monongahela Power Company and The Potomac Edison Company with respect to the operation and maintenance of Unit No. 1.

          "PaPUC" means Pennsylvania Public Utility Commission or any successor
           -----
agency thereto.

          "Permit" means any permit, license, approval, consent, order or
           ------
authorization of any Governmental Authority.

          "Permitted Encumbrances" means (a) liens imposed by law in the
           ----------------------
ordinary course of business securing obligations which are not overdue, or, if overdue, are being contested in good faith by appropriate proceedings, (b) liens upon leases and contracts included in the Purchased Assets or upon property subject to such leases and contracts granted by lessors or parties to such contracts other than Seller, (c) mechanics', carriers', workers', repairmen's or other like liens arising or incurred in the ordinary course of business, (d) purchase money liens arising out of the purchase of products or services in the ordinary course of business and consistent with past practices, (e) liens securing Assumed Liabilities, and (f) other liens or encumbrances which in the aggregate do not have a material adverse effect on the Purchased Assets, taken as a whole.

          "Purchase Price" shall have the meaning given to that term in Section
           --------------
3.1 hereof.

          "Purchased Assets" shall have the meaning given that term in Section
           ----------------
2.1 hereof.

          "Retained Liabilities" shall have the meaning given to that term in
           --------------------
Section 3.4 hereof.

          "Taxes" shall have the meaning given to that term in Section 5.5
           -----
hereof.

          "Transmission Agreement" means the Transmission Agreement, dated March
           ----------------------
15, 1967 among Seller, Monongahela Power Company and West Penn Power Company.

          "Unit No. 1" means the coal-fired steam-electric generating station
           ----------
located on the Unit No. 1 Site, together with
the Unit No. 1 Site and all facilities, fixtures and structures and tangible or intangible personal property used or to be used therewith or related thereto and located on the Unit No. 1 Site, including but not limited to, the assets
described on Schedule     A-I hereto.

          "Unit No. 1 Site" means that parcel of real estate fully described on
           ---------------
Schedule A-2 hereto.
                                   ARTICLE II
                                PURCHASED ASSETS

          Section 2.1       Purchased Assets.  Subject to the terms and
                            ----------------
conditions hereof, at the Closing, for the Purchase Price provided in Section
3.1 hereof, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase all of Seller's right, title and interest in and to Unit No. 1, including but not limited to, the assets and properties set forth in
Schedule 2.1 of the Disclosure Schedule attached hereto and made a part hereof (the "Disclosure Schedule") (collectively, the "Purchased Assets").

                                  ARTICLE III
                                 PURCHASE PRICE

          Section 3.1       Purchase Price.  The aggregate Purchase Price to be
                            --------------
paid by Buyer for the Purchased Assets shall be equal to (a) $169,000,000.00 (the "Purchase Price") and (b) the assumption of liabilities as provided in
Section 3.3 hereof.

          Section 3.2       Payment of Purchase Price.  At the Closing, Buyer
                            -------------------------
shall pay the Purchase Price in cash by wire transfer of immediately available funds to such account or accounts as may be designated by Seller in writing delivered to Buyer no less than two business days prior to the Closing.

          Section 3.3       Assumption of Liabilities by Buyer.  At the Closing,
                            ----------------------------------
Buyer shall execute and deliver to Seller an assumption agreement, substantially in the form and on the terms of the Assumption Agreement attached hereto as Exhibit A pursuant to which Buyer shall assume and agree to pay when due, to the extent the same are unpaid, unperformed or undischarged on the Closing Date and to perform and discharge, all expenses, exposures, obligations (contractual or otherwise) or liabilities of Seller relating to the Purchased Assets (whether absolute or contingent, liquidated or unliquidated, known or unknown, or otherwise and whether or not required to be set out on a balance sheet) (a) incurred, or arising from the ownership or operation of the Purchased Assets, after the Closing or (b) incurred, or arising from the ownership or operation of the Purchased Assets, prior to the Closing and specifically set forth in
Schedule 3.3 of the Disclosure Schedule (collectively, the "Assumed
Liabilities").

          Section 3.4       Liabilities Not Assumed by Buyer. Notwithstanding
                            --------------------------------
anything to the contrary contained in this Agreement, except for the Assumed Liabilities, Buyer shall not assume or become responsible for, and Seller shall retain, any and all liabilities, expenses, exposures or obligations of any kind of the Seller including any such liabilities, expenses, exposures or obligations that may give rise to Permitted Encumbrances, (collectively, the "Retained Liabilities").

                                   ARTICLE IV

                                    CLOSING

          Section 4.1       Closing Date and Time.  Subject to the terms and
                            ---------------------
conditions hereof, the Closing shall take place at the offices of LeBoeuf, Lamb, Greene & MacRae, L.L.P., 125 West 55th Street, New York, New York 10019, commencing at 10:00 a.m., local time, on 5th business day after the last of the conditions contained in Articles 8 and 9 hereof has been satisfied or waived, other than such conditions that by their terms must be satisfied on the date of the Closing. At the Closing, Buyer and Seller shall deliver, or cause to be delivered, to the other party, such certificates, receipts, or other documents or instruments, in addition to those specifically provided for herein, as may reasonably be requested by such other party. The date of the Closing is referred to herein as the "Closing Date."

          Section 4.2       Deliveries at the Closing.  (a) At the Closing,
                            -------------------------
Seller shall deliver to Buyer (i) a West Virginia deed, in recordable form and substantially in the form of Exhibit B attached hereto conveying to Buyer good and marketable title free and clear of all Encumbrances whatsoever (other than Permitted Encumbrances), (ii) one or more bills of sale in substantially the form of Exhibit C attached hereto and transferring to Buyer good title to the personal property portion of the Purchased Assets, free and clear of all Encumbrances, (iii) an appropriate assignment or other instrument transferring to Buyer the West

Virginia Certificate of Public Convenience and Necessity relating to the Purchased Assets and (iv) appropriate assignments or other instruments transferring to Buyer each of the Operating Agreement and the Transmission Agreement (v) such other executed instruments and documents, in form and substance reasonably satisfactory to Buyer, as are required by the terms of this Agreement to be delivered by Seller at the Closing or are necessary in the reasonable discretion of Buyer in order effectively to vest in Buyer title to all of the Purchased Assets.

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER

          Seller hereby represents and warrants to Buyer as follows:

          Section 5.1       Organization and Standing.  Seller is a corporation
                            -------------------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as such business is now being conducted. Seller is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, operated or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Seller do not have a material adverse effect on the

Seller and do not have an adverse effect on Seller's ability to enter into and perform its obligations under this Agreement.

          Section 5.2       Authority.  Seller has all requisite corporate power
                            ---------
and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

          Section 5.3       Title to Purchased Assets.  On the Closing Date,
                            -------------------------
Seller will convey to Buyer good and marketable title to the Purchased Assets, free and clear of any and all Encumbrances other than Permitted Encumbrances.

          Section 5.4       Compliance with Applicable Laws.
                            -------------------------------
          (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (with or without notice or the passage of time, or both): (i) violate any provision of the Articles of Incorporation or By-Laws of Seller; (ii) violate or result in a default or breach under any material contract, agreement, indenture, mortgage or other instrument to which Seller is a party or by which its properties or assets are bound or subject; or (iii) subject to the obtaining of the required regulatory approvals as set forth in Section 5.4(a) of the Disclosure Schedule, violate any statute, law, judgment, decree, order, permit, license, regulation or rule of any Governmental Authority to which Seller or any of its properties or assets, including, without limitation, the Purchased Assets, are bound or subject.

          (b) Except as set forth in Section 5.4(b) of the Disclosure Schedule, to Seller's knowledge no Permit, consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of Seller in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except for violations (i) relating to the condition of the Purchased Assets or the operation by Monongahela Power Company of Unit No. 1 and (ii) not known to Seller, Seller is not in violation of any statute, law, judgment, decree, order, permit, license, regulation or rule of any Governmental Authority or body relating to or affecting the ownership, use or operation of the Purchased Assets, other than such violations as would not, individually or in the aggregate, give rise to material liability, adversely affect or interfere with the ownership, use or operation of the Purchased Assets or adversely affect the ability of Seller to execute and deliver this Agreement and consummate the transactions contemplated hereby.

          (c) Except as described in Section 5.4(c) of the Disclosure Schedule, to Seller's knowledge, there has been no (i) storage, generation, manufacture, refinement, transportation, production, treatment or disposal of Hazardous Materials by

Seller or, to the best knowledge of Seller, any other person, at Unit No. 1, or at any location to which has been sent such Hazardous Materials of any kind, directly or indirectly, in violation of any applicable law, statute, ordinance, rule, regulation, order, judgment, decree, permit or license, or which would require any remedial action, under any law, statute, ordinance, rule, regulation, order, judgment, decree, permit or license regulating the disposal of hazardous substances, or (ii) spill, discharge, leak, emission, ejection, escape, dumping or any other release of any kind by Seller or, to Seller's best knowledge, any other persons of any Hazardous Materials on or onto the Unit No. 1 Site or any adjacent property, or into the environment surrounding such site of any Hazardous Materials. "Hazardous Materials" shall mean "hazardous substances" as defined in the Comprehensive Environmental Response, Compensation and Liability Act, as amended, "regulated substances" within the meaning of
Section 9001(2) of the Resource Conservation Recovery Act, as amended, "hazardous waste" as defined in either the West Virginia Hazardous Waste Management Act or the Pennsylvania Solid Waste Management Act, or any other contaminants which, to Seller's best knowledge after due inquiry, are the subject of liability under applicable West Virginia or Pennsylvania law relating to protection of the environment.

          (d) Except for Permits (y) relating to the operation of Unit No. 1 by Monongahela Power Company and (z) not known to Seller, (i) Section 5.4(d) of the Disclosure Schedule sets forth all Permits required to permit Seller to execute and deliver this

Agreement and consummate the transactions contemplated hereby or necessary for the ownership and operation of the Purchased Assets, including, but not limited to, Unit No. 1, for its intended purpose; (ii) except as set forth in Section 5.4(d) of the Disclosure Schedule, all of such Permits have been duly and validly obtained, are in full force and effect and are sufficient for their intended purposes; and (iii) each such Permit heretofore obtained will, if and to the extent required for the ownership and operation of the Purchased Assets, including, but not limited to, Unit No. 1, following the Closing, remain in full force and effect from and after the Closing. Seller is not aware of any threatened suspension or cancellation of any Permits.

          Section 5.5       Taxes, Etc.  Seller has and will have on or prior to
                            ----------
the Closing Date properly prepared, executed and timely filed or caused to be timely filed all federal, state, local and foreign tax returns for taxes, assessments, fees and other governmental charges ("Taxes") applicable to it, the nonpayment of which might result in an Encumbrance other than Permitted Encumbrances on any Purchased Asset, and has paid and will have paid all such taxes, assessments, fees, water and sewer rents and charges and other governmental charges shown on said returns or by assessment or otherwise required to be paid by it or on account of its properties and assets as of or prior to the Closing Date. All of such returns are complete and accurate in all respects and have been prepared in accordance with all applicable legal requirements.

          Section 5.6       Agreements, Plans, Arrangements, Etc.
                            ------------------------------------

          Other than Contracts entered into by Monongahela Power Company, operator of Unit No. 1, and the Contracts set forth in Section 5.6 of the Disclosure Schedule, Seller is not party to any Contracts providing for the acquisition by Seller of goods, services, materials or supplies in an amount of $1,000,000 or more or obligating Seller to perform thereunder for a term of more than five years and which in any way affects or relates to the Purchased Assets, including, but not limited to, Unit No. 1.

          Section 5.7       Litigation.  Except as set forth in Section 5.7 of
                            ----------
the Disclosure Schedule, to Seller's knowledge there is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or threatened before any Governmental Authority or private arbitration tribunal against or relating to or affecting any of the Purchased Assets, whether on account of the past or present use thereof, or the transactions contemplated by this Agreement or otherwise. Except as disclosed in Section 5.7 of the Disclosure Schedule, no facts are known to Seller which in Seller's reasonable judgment would reasonably be expected to give rise to any such claim, action, suit, proceeding, arbitration, investigation or hearing. Seller has not waived any statute of limitations or other affirmative defense with respect to any of the Contracts referred to above. Except as set forth in Section 5.7 of the Disclosure Schedule, to the Seller's knowledge there is no continuing order, injunction or decree of any Governmental Authority to which Seller is a party relating to any of the Purchased Assets, or to which any of the Purchased Assets is subject.

          Section 5.8       Insurance Policies.  Section 5.8 of the Disclosure
                            ------------------
Schedule contains a list of all insurance policies and indemnity and surety bonds maintained by Seller relating to the Purchased Assets or which, to Seller's knowledge, are in effect with respect to the Purchased Assets. All such insurance policies and bonds maintained by Seller are in full force and effect and, to Seller's knowledge, all such policies and bonds not maintained by Seller are also in full force and effect. Except as set forth in said Section 5.8, Seller has not received any notice of cancellation or material amendment of any such insurance policy or bond and Seller is not in default under any such policy or bond. No coverage under any such policies or bonds maintained by Seller or, to Seller's knowledge, such policies and bonds not maintained by Seller, is being disputed. All material claims under any such policies or bonds maintained by Seller or, to Seller's knowledge, such policies and bonds not maintained by Seller, have been filed in a timely fashion.

          Section 5.9       Brokers.  Neither Seller nor any officer, director
                            -------
or employee has employed any finder, broker, investment banker or similar agent or other intermediary on behalf of Seller or incurred any brokerage, finders' or investment banking fees or commissions in connection with the negotiation or consummation of the transactions contemplated hereby.

          Section 5.10      Copies of Documents.  (a) Seller has delivered to
                            -------------------
Buyer true and complete copies of each document required to be listed or referred to in the Disclosure Schedule as of the date hereof and (b) Seller will deliver to Buyer as soon as available and, in any event not later than 30 days prior to the Closing Date, true and complete copies of each document required to be listed or referred to in any amendment or supplement to the Disclosure Schedule made pursuant to Section 5.11 hereof, in each case appropriately identified with reference to the applicable section of the Disclosure Schedule.

          Section 5.11      Supplements to Disclosure Schedule.  The parties
                            ----------------------------------
recognize that a substantial period of time will elapse between the execution and delivery of this Agreement and the Closing Date. Accordingly, Seller may from time to time supplement, amend or modify, as appropriate, the Disclosure Schedule (a) to the extent necessary to reflect the due performance by Seller of its covenants and agreements hereunder, (b) with respect to developments occurring subsequent to the date hereof which, individually or in the aggregate, do not materially change Seller's representations and warranties hereunder or materially increase Buyer's liabilities or obligations with respect to its acquisition of the Purchased Assets or (c) to the extent that Buyer shall give its prior consent.

                                 ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER

          Buyer represents and warrants to Seller as follows:

          Section 6.1       Organization and Standing.  Buyer is a corporation
                            -------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and carry on its business as currently being conducted. Buyer is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, operated or leased by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be qualified or to be in good standing, if any, which when taken together with all such failures of Buyer do not have a material adverse effect on Buyer.

          Section 6.2       Authority.  Buyer has all requisite corporate power
                            ---------
and authority to execute and deliver this Agreement, to perform its respective obligations hereunder and to consummate the transactions contemplated hereby by Buyer. The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Buyer. The Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

          Section 6.3  Compliance with Applicable Laws.
                       -------------------------------
          (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (with or without notice or the passage of time, or both): (i) violate any provision of the Articles of Incorporation or By-Laws of Buyer, (ii) violate or result in a default or breach under any material contract, agreement, indenture, mortgage or other instrument to which Buyer is a party or by which its properties or assets are bound or subject, or (iii) subject to the obtaining of the required regulatory approvals as set forth in Section 6.3(a) of the Disclosure Schedule delivered in connection with the execution and delivery hereof, violate any statute, law, judgment, decree, order, permit, license, regulation or rule of any Governmental Authority to which Buyer or any of its properties or assets is subject.

          (b) Except as set forth in Section 6.3(a) of the Disclosure Schedule, no consent, approval, order or authorization of or registration, declaration or filing with, any Governmental Authority is required on the part of Buyer in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

          (c) Buyer is not in default under any material instrument, agreement, indenture or other contract which default would have a material adverse effect on Buyer's ability to consummate the transactions contemplated hereby.

          (d) Except as set forth in Section 6.3(d) of the Disclosure Schedule, there is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or threatened before any court or Governmental Authority or private arbitration tribunal, to which Buyer is a party which would materially adversely affect Buyer's ability to consummate its purchase of the Purchased Assets as contemplated hereby.

          Section 6.4       Brokers.  Except for New Harbor Inc., whose fees
                            -------
will be paid by Buyer, neither Buyer nor any officer, director or employee of Buyer has employed any finder, broker, investment banker or similar agent or other intermediary on behalf of Buyer or incurred on behalf of Buyer any liability for any brokerage, finders' or investment banking fees or commissions, in connection with the negotiation or consummation of the transactions contemplated hereby.

          Section 6.5       As Is.  Buyer agrees and acknowledges that,
                            -----
notwithstanding any other provision of this Agreement, it is acquiring and shall accept the Purchased Assets "As Is" and "Where Is," in their present condition (including, without limitation, their environmental condition), and subject to wear, tear, natural deterioration, and all hazards, vandalism, casualty or catastrophe and changes (if any) made or that may be made by Seller or any of its agents, consultants or other representatives in accordance with the terms hereof or with Buyer's approval, and any other changes that are not material; provided, however, that Buyer's agreement set forth in this Section 6.5 shall
--------  -------
not affect Seller's retention of Retained Liabilities as herein provided, including without limitation environmental liabilities, liabilities for the creation or release of hazardous substances, or Seller's liability in connection with the caustic induction incident that occurred at Unit No. 1 in January, 1995.

          Section 6.6       Supplements to the Disclosure Schedule. The parties
                            --------------------------------------
recognize that a substantial period of time will elapse between the execution and delivery of this Agreement and the Closing Date. Accordingly, during such period, Buyer may from time to time supplement, amend or modify its Disclosure Schedule (a) with respect to developments occurring subsequent to the date hereof which, individually or in the aggregate, do not materially change its representations or warranties hereunder or materially increase Seller's liabilities or obligations with respect to its sale to Buyer of the Purchased Assets or (b) to the extent Seller shall give its prior consent.

                                  ARTICLE VII

                                   COVENANTS

          Section 7.1       Certain Covenants of Seller Prior to Closing.  From
                            --------------------------------------------
the date hereof through the Closing Date, Seller shall (a) conduct its business in respect of the Purchased Assets in the usual, regular and ordinary course, consistent with good utility practice, and will use reasonable efforts to preserve intact the Purchased Assets, (b) not amend or propose to amend its articles of incorporation or bylaws in any manner that would require further authorization or approval by its board of directors or shareholders for the consummation of the transactions contemplated hereby or which would place any material restraints or material additional requirements on Seller in connection with the transactions contemplated hereby, and (c) not sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of the Purchased Assets, and make reasonable efforts, given its level of control and access to information regarding Unit No. 1 and the other Purchased Assets, to

          (x) maintain all properties necessary for the performance of its obligations under this Agreement, whether owned or leased, in such condition as is necessary to perform its obligations hereunder;

          (y) duly comply in all material respects with all laws, statutes, rules, regulations, orders, permits, judgments, decrees and licenses applicable to the Purchased Assets; and

          (z) continuously maintain third-party liability insurance in accordance with the Insurance Requirements.

          Section 7.2    Access to Properties, Books and Records.
                         ---------------------------------------

          Seller shall, at Buyer's request, afford or cause to be afforded to the agents, attorneys, accountants and other authorized representatives of Buyer, reasonable access during normal business hours to all employees, properties, books and records relating to the Purchased Assets, and shall permit such persons to make copies of such books and records. In particular, Seller shall afford the Buyer and its authorized representatives reasonable access to the real and tangible personal property included in the Purchased Assets for the purpose of conducting investigations and examinations thereof, except where contrary to law or contract and for ascertaining the condition thereof.

Seller shall cooperate with Buyer and issue any consents and authorizations reasonably requested by Buyer in connection with Buyer's examination of records of Governmental Authorities pertaining to the real and personal property included in the Purchased Assets. Buyer will treat, and shall cause all of its agents, attorneys, accountants and other authorized representatives to treat, all information obtained pursuant to this Section 7.2 designated as confidential in accordance with Section 12.2 hereof.

          Section 7.3       Seller's Permits Consents and Governmental and
                            ----------------------------------------------
Regulatory Approvals.  Seller will proceed promptly and diligently in seeking
--------------------
and will use its reasonable best efforts to obtain on or before the Closing Date all Permits necessary to the consummation by Seller of the transactions contemplated by this Agreement including, without limitation, (a) all required filings under the HSR Act and shall use its reasonable efforts, in good faith, promptly to provide any additional information or documentating material that may be requested by either the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, except to the extent that such request, in the opinion of Seller's counsel, is improper and
(b) any Permit, consent, approval, order, qualification or waiver as may be necessary or desirable to permit the Closing and the consummation of the transactions hereunder pursuant to the public utility or other laws or regulations of the United States of America, the PaPUC or any other jurisdiction, in each case to the extent applicable.

          Section 7.4       Seller's Taxes.  Seller will properly prepare,
                            --------------
execute and timely file or cause to be timely filed all federal, state, local and foreign tax returns required to be filed by Seller in respect of Taxes constituting Retained Liabilities and timely pay all such Taxes.

          Section 7.5       Buyer's Permits, Consents and Governmental and
                            ----------------------------------------------
Regulatory Approvals.  Buyer will proceed promptly and diligently in seeking and
--------------------
will use its reasonable best efforts to obtain on or before the Closing Date all Permits necessary to the consummation by Buyer of the transactions contemplated by this Agreement including, without limitation, (a) all required filings under the HSR Act and shall use its reasonable efforts, in good faith, promptly to provide any additional information or documentating material that may be requested by either the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act, except to the extent that such request, in the opinion of Buyer's counsel, is improper and (b) any Permit, consent, approval, order, qualification or waiver as may be necessary or desirable to permit the Closing and the consummation of the transactions hereunder pursuant to the public utility or other laws or regulations of the United States of America, the State of Pennsylvania or any other jurisdiction, in each case to the extent applicable.

          Section 7.6       Seller's Best Efforts.  Without limiting any of its
                            ---------------------
other obligations hereunder, Seller shall use its reasonable best efforts to cause the satisfaction of the conditions to the obligations of Buyer hereunder.

          Section 7.7       Buyer's Best Efforts.  Without limiting any of its
                            --------------------
other obligations hereunder, Buyer shall use its reasonable best efforts to cause the satisfaction of the conditions to the obligations of Seller hereunder.

          Section 7.8       Notification of Breach.  Seller and Buyer each
                            ----------------------
covenant and agree to provide written notification to each other promptly after learning of any breach, violation or inaccuracy of any representation, warranty, covenant or agreement made by them hereunder or upon the occurrence of any termination event.

          Section 7.9       Further Encumbrances.  Seller will not grant, assign
                            --------------------
or convey any right or interest in any of the Purchased Assets or liens, Encumbrances, leases, occupancy agreements, licenses or other interests in any of the Purchased Assets without the express, prior written consent of Buyer and any such Encumbrance granted absent such consent shall not be a permitted Encumbrance hereunder.

                                  ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF SELLER

          The obligations of Seller to sell Purchased Assets hereunder are subject to the fulfillment by Buyer or waiver by Seller, on or before the Closing Date, of each of the following conditions:

          Section 8.1       Compliance with Agreement.  Buyer shall have
                            -------------------------
performed in all material respects all obligations which it is required to perform on or before the Closing Date under this Agreement.

          Section 8.2       Representations and Warranties.  The representations
                            ------------------------------
and warranties made by Buyer herein shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except that any such representations and warranties that are given as of a particular date or period prior to the date hereof shall be true as of such date or period.

          Section 8.3       Certificate of Buyer.  On the Closing Date, Buyer
                            --------------------
shall have delivered to Seller a certificate, duly executed by an executive officer of Buyer, as to the fulfillment of the conditions set forth in Sections
8.1 and 8.2 hereof.

          Section 8.4       Consents and Approvals.  All authorizations,
                            ----------------------
consents, approvals, filings and registrations of or with Governmental Authorities required to be obtained or made by Buyer or Seller prior to the consummation of the transactions contemplated hereby, including without limitation, those authorizations, consents, approvals, filings and registrations specifically referred to in Sections 5.4(a) and 6.3(a) of the Disclosure Schedule, shall have been obtained, approved or permitted to go into effect and shall be in effect on terms that are not materially adverse to Seller, and the waiting period under the HSR Act, if applicable, shall have expired or been terminated.

          Section 8.5       Opinion of Counsel.  Seller shall have received the
                            ------------------
written opinions of Jones, Day, Reavis & Pogue and corporate counsel for Buyer, each dated and delivered as of the Closing Date to the effect set forth in Exhibits D and D-1 hereto.

          Section 8.6       Adverse Proceedings.  No preliminary or permanent
                            -------------------
injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (Seller agrees to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency in the United States which prohibits the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IX

                       CONDITIONS TO OBLIGATIONS OF BUYER

          The obligations of Buyer to purchase the Purchased Assets and assume liabilities hereunder are subject to the fulfillment by Seller or waiver by Buyer of each of the following conditions:

          Section 9.1       Compliance with Agreement.  Seller shall have
                            -------------------------
performed in all material respects all obligations which it is required to perform on or before the Closing Date under this Agreement.

          Section 9.2       Representations and Warranties.  The representations
                            ------------------------------
and warranties made by Seller herein shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except that any such representations and warranties that are given as of a particular date or period prior to the date hereof shall be true as of such date or period.

          Section 9.3       Certificate of Buyer.  On the Closing Date, Seller
                            --------------------
shall have delivered to Buyer a certificate, duly executed by an executive officer of Seller, as to the fulfillment of the conditions set forth in Sections
9.1 and 9.2 hereof.

          Section 9.4       Consents and Approvals.  All authorizations,
                            ----------------------
consents, approvals, filings and registrations of or with Governmental Authorities required to be obtained or made by Seller or Buyer prior to the consummation of the transactions contemplated hereby, including without limitation, those authorizations, consents, approvals, filings and registrations specifically referred to in Sections 5.4(a) and 6.3(a) of the Disclosure Schedule, shall have been obtained, approved or permitted to go into effect and shall be in effect on terms that are not materially adverse to Buyer (assuming for purposes of determining materiality that Buyer had already acquired the Purchased Assets), and the waiting period under the HSR Act, if applicable, shall have expired or been terminated.

          Section 9.5       Opinion of Counsel.  Buyer shall have received the
                            ------------------
written opinion of Larry R. Crayne, Esq., counsel for Seller, dated and delivered as of the Closing Date to the effect set forth in Exhibit E hereto.

          Section 9.6       Adverse Proceedings.  No preliminary or permanent
                            -------------------
injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect (Buyer agrees to use its reasonable best efforts to have any such injunction, order or decree lifted) and no statute, rule or regulation shall have been enacted, by any state or federal government or governmental agency in the United States which prohibits the consummation of the transactions contemplated by this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, in no event will Buyer or any of its affiliates be required by the terms hereof to divest any assets which are, in the commercially reasonable judgment of Buyer or its parent, material to the Allegheny Power System in terms of either dollar amount or their significance to the operation of Buyer (assuming for purposes of determining materiality that Buyer had already acquired the Purchased Assets) or any of Monongahela Power Company, The Potomac Edison Company or West Penn Power Company.

                                   ARTICLE X

                                  TERMINATION

          Section 10.1       Termination.  This Agreement may be terminated:
                             -----------
          (a) by mutual written consent of Buyer and Seller; or

          (b) by Buyer or Seller if the required governmental or regulatory approvals shall not have been obtained by December 31, 1996; or

          (c) by Buyer, if Seller shall have breached any of its obligations hereunder in any material respect and such breach shall not have been cured within 30 calendar days following the delivery of written notice to Seller of such breach; or

          (d) by Seller, if Buyer shall have breached any of its obligations hereunder in any material respect and such breach shall not have been cured within 30 days following the delivery of written notice to Buyer of such breach; or

          (e) by either Buyer or Seller, by written notice to the other party if the Closing shall not have occurred on or prior to December 31, 1996; provided,
                                                                      --------
however, that the right to terminate this Agreement under this Section shall not
-------
be available to any party whose failure to fulfill or perform any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; and provided, further, if either Buyer or Seller shall decide to terminate this Agreement pursuant to this Section 10.1, such party shall promptly give written notice to the other party to this Agreement of such decision. In the event of a termination pursuant to this
Section 10.1, the parties hereto shall be released from all liabilities and obligations arising under this Agreement (except for provisions relating to confidentiality and payment of expenses) with respect to the matters contemplated by this Agreement, other than for damages to the extent arising from a prior breach of this Agreement.

                                   ARTICLE XI

                                INDEMNIFICATION

          Section 11.1       Indemnification by Buyer.  Buyer hereby agrees to
                             ------------------------
indemnify, defend and hold harmless Seller and its affiliates, officers and employees ("Seller's Indemnified Parties") from, against, for and in respect of any and all Losses suffered, sustained, incurred or required to be paid by any of Seller's Indemnified Parties that arose out of, resulted from or relate primarily to (a) any Assumed Liabilities, (b) any untrue representation or breach of warranty of Buyer in this Agreement, or (c) any default or nonfulfillment or breach of any covenant or agreement on the part of Buyer under this Agreement.

          Section 11.2       Indemnification by Seller.  Seller hereby agrees to
                             -------------------------
indemnify, defend and hold harmless Buyer and its affiliates, directors, officers and employees ("Buyer's Indemnified Parties") from, against, for and in respect of any and all Losses suffered, sustained, incurred or required to be paid by any of Buyer's Indemnified Parties that arose out of, resulted from or relate primarily to (a) any Retained Liabilities, (b) any untrue representation or breach of warranty of Seller in this Agreement, or (c) any default or nonfulfillment or breach of any covenant or agreement on the part of Seller under this Agreement.

          Section 11.3  Procedure for Indemnification with Respect to Third-
                        ---------------------------------------------------
Party Claims.  The liabilities and obligations of the party hereto against which
------------
indemnification is sought hereunder (the "Indemnifying Party") with respect to claims resulting from the assertion of liability or obligation by third parties shall be subject to the following terms and conditions:

          (a) Any Seller's Indemnified Party or Buyer's Indemnified Party (collectively, the "Indemnified Parties") seeking indemnification hereunder agrees to give prompt written notice to the Indemnifying Party of any claim by a third party which might give rise to a claim based on the indemnity agreements contained in Sections 11.1 and 11.2 hereof, stating the nature and basis of said claim and the amount thereof, to the extent known. The Indemnifying Party shall satisfy its obligation to indemnify the Indemnified Party under this Section 11 within 30 days after receipt of the foregoing notice unless the Indemnifying Party shall have elected to defend in good faith such claim as provided in subsection (b) hereof.

          (b) In the event the Indemnified Party shall notify the Indemnifying Party of any claim pursuant to subsection (a) hereof, the Indemnifying Party shall have the right to elect to defend such claim (including all actions, suits, proceedings and all proceedings on appeal or for review which counsel deem appropriate) with counsel reasonably satisfactory to the Indemnified Party by written notice to the Indemnifying Party within 30 days after receipt of such notice. The Indemnified Party shall make available to the Indemnifying Party and its attorneys and accountants all books and records of the Indemnified Party relating to such proceedings or litigation, and the parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

          (c) So long as the Indemnifying Party is defending in good faith any such claim, the Indemnified Party shall not compromise or settle such claim, without the prior written consent of the Indemnifying Party.

                                  ARTICLE XII

                               GENERAL PROVISIONS

          Section 12.1       Notices.  Any notice or other communication
                             -------
required or permitted hereunder shall be in writing and shall be delivered personally, by recognized overnight mail or shall be sent by facsimile transmission. Any such notice shall be deemed given when so delivered personally or by overnight mail or sent by facsimile transmission (and confirmed electronically or in writing to have been received) as follows:

          (a)  If to Seller:

               Gary R. Brandenberger
               Vice President, Power Supply Group
               Duquesne Light Company
               411 Seventh Avenue
               Pittsburgh, PA  15219
               Tel No. (412) 393-6270
               Facsimile:  (412) 393-6021

                    and

          (b)  If to Buyer:

               Kenneth J. Blasko
               Assistant Vice President
               AYP Capital, Inc.
               800 Cabin Hill Drive
               Greensburg, PA  15601-1689
               Tel. No. (412) 830-5941
               Facsimile:  (412) 830-5181

Any party may by notice given in accordance with this Section 12.1 to the other parties designate another address or person for receipt of notice hereunder.

          Section 12.2       Entire Agreement.  This Agreement (including the
                             ----------------
Exhibits, schedules, and the other documents and agreements referred to herein) contains the entire agreement among all of the parties hereto with respect to the acquisition of the Purchased Assets and supersedes all prior agreements and understandings, written or oral, with respect thereto, including but not limited to terms of the confidentiality agreement dated August 8, 1995 between Buyer and Seller.

          Section 12.3       Severability.  If any word, phrase, sentence,
                             ------------
paragraph, provision or section of this Agreement shall be held, declared, pronounced or rendered invalid, void, unenforceable or inoperative for any reason by any court of competent jurisdiction, Governmental Authority, statute or otherwise, such holding, declaration, pronouncement or rendering shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, which shall otherwise remain in full force and effect and be enforced in accordance with its terms.

          Section 12.4      Waivers and Amendments; Non-Contractual Remedies;
                            -------------------------------------------------
Preservation of Remedies.  This Agreement may be amended, superseded, cancelled,
------------------------
renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the parties, or in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, preclude any further exercise thereof or the exercise thereof of any other such right, power or privilege. The rights and remedies of any party based upon, arising out of or otherwise in respect of this Agreement shall in no way be limited by any investigation of the facts relating thereto by any party or by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          Section 12.5       Governing Law.  This Agreement shall be governed by
                             -------------
and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed entirely within such jurisdiction without giving effect to principles of conflicts of law.

          Section 12.6       Survival of Representations and Warranties.  All
                             ------------------------------------------
representations, warranties and covenants of the parties hereto contained in this Agreement or made pursuant hereto shall survive the Closing hereunder and remain in full force and effect thereafter, for a period ending on the first anniversary of the Closing Date, except for the representations and warranties of Seller made in (a) Section 5.3, which shall survive the Closing hereunder and remain in full force and effect thereafter and
(b) Section 5.5, which shall survive the Closing hereunder and remain in full force and effect thereafter for the relevant statutes of limitations including any extension or waiver thereof regarding the filing of tax returns and the payment of Taxes.

          Section 12.7       Binding Effect; Assignment.  This Agreement shall
                             --------------------------
be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that neither this Agreement nor any
                        --------  -------
interest herein or hereunder shall be assignable by any party hereto without the prior written consent of the other party hereto; provided, further, that Buyer
                                                 -----------------
may assign its rights hereunder to acquire any of the Purchased Assets to one or more majority-owned subsidiaries of Buyer and that any such assignment shall not release Buyer from any of its obligations hereunder.

          Section 12.8       No Third Party Beneficiaries.  Nothing in this
                             ----------------------------
Agreement is intended or shall be construed to give any Person other than the parties hereto, their respective successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          Section 12.9      Counterparts.  This Agreement may be executed in
                            ------------
one or more counterparts, each of which shall be deemed an original, but all of which counterparts shall together constitute one and the same instrument. It shall not be necessary that any one counterpart be signed by all of the parties hereto as long as each of the parties hereto has signed at least one counterpart.

          Section 12.10     Exhibits and Schedules.  The Disclosure schedule,
                            ----------------------
Exhibits and any other information provided in connection herewith or pursuant hereto are part of this Agreement as if fully set forth herein. Anything disclosed pursuant to any one of the Schedules shall be deemed fully disclosed with respect to all other Schedules. All references herein to Sections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          Section 12.11     Headings.  The headings in this Agreement are for
                            --------
reference only and shall not affect the interpretation of this Agreement.

          Section 12.12     Expenses.  Except as otherwise provided herein,
                            --------
the parties hereto each shall bear their own expenses incurred in connection with this Agreement and the transactions herein contemplated, whether or not such transactions shall be consummated, including, without limitation, all fees and disbursements of their respective legal counsel, investment and other advisors, consultants and accountants.

          Section 12.13  Further Action.  Seller and Buyer each agree to execute
                         --------------
and deliver such further documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable, and not inconsistent herewith, in order to consummate expeditiously the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, each of Buyer and Seller has caused this Agreement to be executed on its behalf by its duly authorized officer as of the date first written above.


                                        DUQUESNE LIGHT COMPANY



                                        By: /s/ G. R. Brandenberger
                                           --------------------------------
                                           Name:  G. R. Brandenberger
                                           Title: Vice President, Power Supply



                                        AYP CAPITAL, INC.


                                        By: /s/ Klaus Bergman
                                           --------------------------------
                                           Name:  Klaus Bergman
                                           Title: Chief Executive Officer

                                                                       EXHIBIT A

                          FORM OF ASSUMPTION AGREEMENT
                          ----------------------------


          Assumption Agreement ("Assumption Agreement") made as of _________, 1995, among Duquesne Light Company, a Pennsylvania corporation ("Seller") and AYP Capital, Inc., a Delaware corporation ("Buyer").


                              W I T N E S S E T H:
                              -------------------
          WHEREAS, Seller and Buyer have entered into an Asset Purchase Agreement dated as of November 28, 1995 (the "Agreement");

          WHEREAS, Seller has agreed to sell, assign, convey, transfer and deliver to Buyer all of its right, title and interest in and to the Purchased Assets, and Buyer has agreed to assume, pay when due, perform and discharge certain obligations or liabilities of Seller relating to the Purchased Assets, as more fully described in Section 3.3 of the Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Agreement, Seller and Buyer agree with one another as follows:

          1.  ASSUMPTION.  Buyer hereby assumes and agrees in accordance with
              ----------
the terms of the Agreement to pay when due, and to perform and discharge, all of the Assumed Liabilities.

          2.  LIABILITIES NOT ASSUMED.  Notwithstanding anything herein to the
              -----------------------
contrary, Buyer shall not assume or become liable for any, and Seller shall retain and be responsible for all, of the Retained Liabilities.



          3.  EFFECTIVE DATE OF ASSUMPTION.  This Assumption Agreement shall
              ----------------------------
take effect on the date hereof.

          4.  SUCCESSORS.  This Assumption Agreement shall be binding upon and
              ----------
inure to the benefit of the parties and their respective successors and assigns.

          5.  DEFINITIONS.  For the purposes of this Assumption Agreement, all
              -----------
capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Assumption Agreement on the date first above written.

                                    DUQUESNE LIGHT COMPANY



                                    By:__________________________
                                       Name:
                                       Title:


                                    AYP CAPITAL, INC.


                                    By:__________________________
                                       Name:
                                       Title:

                                                                       EXHIBIT B



                                  FORM OF DEED
                                  ------------


          THIS DEED made the ______ day of ___________, in the year nineteen hundred and _____________ (19__), between DUQUESNE LIGHT COMPANY, a Pennsylvania corporation (the "Grantor"), and AYP CAPITAL, INC., a Delaware corporation (the "Grantee")


                              W I T N E S S E T H:
                              -------------------

          THAT in consideration of the sum of ___________________ and 00/100 ($_______________) Dollars in hand paid, the receipt of which is hereby acknowledged by the Grantor, the said Grantor does hereby grant and convey with covenants of special warranty to the said Grantee and its successors and assigns, all of Grantor's fifty percent (50%) undivided ownership interest in those certain parcels of real property located in Cass District, Monongalia County, West Virginia and more particularly bounded and described as follows:

          Beginning at an iron pin on the eastern right of way line of the Monongahela Railway Company, which iron pin is located at right angles to and 35 feet distant from the established center line of said right of way at Station 1927+89.33; thence with the following ten lines of the Monongahela Railway Company eastern right of way line:

          (1)  N 54(degree) 13' E - 138.35 feet to a point of curve;
          (2) a curve to the left whose radius is 2,899.93 feet for a distance of 627.62 feet to a point of tangent;
          (3)  N 41(degree) 49' E - 1,877.19 feet to a point;
          (4)  S 48(degree) 11' E - 25.00 feet to a point;
          (5)  N 41(degree) 49'  E - 636.00 feet to a point;
          (6)  N 38(degree) 11'  W - 5.08 feet to a point;
          (7)  N 41(degree) 49' E - 248.00 feet to a point;
          (8)  N 48(degree) 11' W - 20.00 feet to a point;
          (9) N 41(degree) 49' E - 718.01 feet to a point of curve; which point is located at right angles to the established center line of said right of way at Station 1885+50.90;
          (10) a curve to the left whose radius is 5,764.65 feet for a distance of 140.92 feet to a point in the Pennsylvania and West Virginia state line, which point lies 44.20 feet from and east of an iron pin in the center line of the presently located railroad and in the Pennsylvania and West Virginia state line, which line is the line between two stones, one on the east and one on the west of said point and which stones established the state line and are marked by date 1885;

thence with the Pennsylvania and West Virginia state line S 84(degree) 54' E -
616.60 feet to a point in the Monongahela River; thence with the Monongahela River for the following thirteen lines:

          (1)  S 32(degree) 25' 40" W - 583.93 feet to a point;
          (2)  S 41(degree) 55' 40" W - 755.63 feet to a point;
          (3)  S 55(degree) 25' 40" W - 240.44 feet to a point;
          (4)  S 23(degree) 31' 30" W - 87.86  feet to a point;
          (5)  S 46(degree) 31' 50" W - 320.17 feet to a point;
          (6)  S 40(degree) 31' 50" W - 304.55 feet to a point;
          (7)  S 45(degree) 31' 50" W - 312.36 feet to a point;
          (8)  S 51(degree) 02' 00" W - 245.99 feet to a point;
          (9)  S 32(degree) 01' 50" W - 465.64 feet to a point;
          (10) S 26(degree) 36' 20" W - 459.48 feet to a point;
          (11) S 38(degree) 51' 20" W - 662.35 feet to a point;
          (12) S 42(degree) 51' 20" W - 393.85 feet to a point;
          (13) S 54(degree) 06' 20" W - 136.16 feet to a point;

thence, leaving the said river, with other lands of Monongahela Power Company for the following five lines:

          (1)  N 35(degree) 47' W - 377.74 feet to an iron pin;
          (2)  S 54(degree) 13' W - 45.00  feet to an iron pin;
          (3)  N 35(degree) 47' W - 61.17  feet to an iron pin;
          (4)  N 54(degree) 13' E - 45.00  feet to an iron pin;
          (5) N 35(degree) 47' W - 352.83 feet to an iron pin on the eastern right of way line of the Monongahela Railway Company, the place of beginning;

containing 63.228 acres;

          Together with all and singular of the tenements, hereditaments and appurtenances thereunto belonging or thereto or in anywise appertaining.

          BEING the same property conveyed to Grantor by Mononghela Power Company by deed dated April 30, 1965 and recorded in the Office of the Clerk of the County Commission of Monongalia County Recorder of Deeds Office (the "Clerk's Office") in Deed Book 634 beginning at page 51 (the "Initial Deed").

          THIS conveyance is made subject to (i) any lien for unpaid real property taxes first due and payable in 1996 or any subsequent year which taxes are assumed by and to be paid when due by Grantee and (ii) any and all covenants, agreements, restrictions, easements, reservations, benefits and burdens contained in said Initial Deed running with the land. The real property conveyed hereby contains one or more underground storage tanks.

          Grantor hereby represents and warrants that it is in compliance with the Initial Deed and has performed fully, and is not in default of, its obligations and agreements therein contained.

          Grantor hereby declares that the total consideration paid for the real property transferred hereby is the sum of $__________.

          WITNESS the following signatures and seals.

Attest:                             DUQUESNE LIGHT COMPANY


_______________________             By:________________________
      Secretary                        Name:
  (CORPORATE SEAL)                     Title:

ATTEST:                             AYP CAPITAL, INC.


_______________________             By:________________________
      Secretary                        Name:
  (CORPORATE SEAL)                     Title:



          This instrument was prepared by _____________________, whose mailing address is _________________________.

COMMONWEALTH OF PENNSYLVANIA)
                                      SS:
COUNTY OF __________________)


     On this the ____ of ______________, 19____, before me, a Notary Public in and for said State and County, the undersigned officer, personally appeared ____________________________, who acknowledged himself to be the
_________________________ of Duquesne Light Company, and that he as such
______________________ being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as ______________________.

          In witness whereof, I hereunto set my hand and official seal.



                              __________________________ (SEAL)
                              Notary Public

                                                                       EXHIBIT C


                                  BILL OF SALE
                                  ------------


          WHEREAS, Duquesne Light Company ("Seller") has agreed to sell, assign, convey, transfer and deliver to AYP Capital, Inc. ("Buyer"), and Buyer has agreed to purchase certain of Seller's assets, property rights and businesses relating to the business and operation, of the Fort Martin Power Station Unit No. 1, pursuant to the Asset Purchase Agreement dated as of November 28, 1995 between Buyer and Seller (the "Asset Purchase Agreement").

          NOW, THEREFORE, in consideration of the premises, Seller does hereby sell, assign, convey, transfer, deliver and confirm unto Buyer, its successors and assigns forever all of Seller's right, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement).

          To have and to hold the same unto Buyer, its successors and assigns forever; and

          Seller warrants and represents to Buyer that the title conveyed is good, its transfer is rightful and the Purchased Assets are, have been, or shall be delivered free from any security interest or other liens or encumbrances, except where required to be described in any one or more schedules to the Asset Purchase Agreement.

          IN WITNESS WHEREOF, this Bill of Sale has been duly executed and delivered by a duly authorized officer of Seller as of __________________ ___, 1996.


                              DUQUESNE LIGHT COMPANY



                              BY:_______________________________
                                 Name:
                                 Title:

                                                                       EXHIBIT D


                      [FORM OF OPINION OF BUYER'S COUNSEL]

                            [Dated the Closing Date]



Duquesne Light Company
One Oxford Center
301 Centre Street
Pittsburgh, PA  15279

Gentlemen:

          This opinion is furnished to you pursuant to Section 8.5 of the Fort Martin Power Station Asset Purchase Agreement dated as of November 28, 1995, by and among Duquesne Light Company, a Pennsylvania corporation and AYP Capital, Inc., a Delaware corporation (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Agreement shall have the same meanings herein as therein.

          We have acted as counsel to Buyer in connection with the preparation, execution and delivery of the Agreement and the purchase by Buyer of the Purchased Assets as provided for therein. In connection with this opinion, we have participated in the preparation or examined executed counterparts or copies, certified or otherwise identified to our satisfaction, of the Agreement and such other instruments, agreements, certificates and documents, and made such further investigation and examination as we have deemed necessary as a basis for this opinion. In such examination, we have assumed the genuineness of all signatures (other than those of the Buyer), the authenticity of all documents submitted to us as originals and the conformity

Duquesne Light Company

             , 1996
-------------
Page 2

to the original documents of all documents submitted to us as copies. As to any facts material to our opinion, we have, when relevant facts were not independently established by us, relied upon the aforesaid instruments, agreements, certificates and documents. In addition, we have assumed the due execution and delivery, pursuant to due authorization, by Seller of the Agreement. We are members of the Bar of the State of Pennsylvania and do not purport to be experts in the laws of any jurisdiction other than the laws of the State of Pennsylvania and of the United States, and the Delaware General Corporation Law.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. Buyer was duly organized and is validly existing as a corporation and is in good standing under the laws of the State of Delaware and has full corporate power and authority to execute and deliver the Agreement and consummate the transactions contemplated thereby.

          2. The execution, delivery and performance of the Agreement, and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of Buyer and all other corporate action on the part of Buyer necessary in connection with such execution, delivery and performance has been duly and validly taken. The Agreement has been duly executed and delivered on behalf of Buyer and

Duquesne Light Company

             , 1996
-------------
Page 3



constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject, as to enforcement, to the effect or application of bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally, general equitable principles, whether considered in a proceeding at law or in equity, and public policies.

          3. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated thereby violates any provision of the certificate of incorporation or by-laws of Buyer or any law, regulation or rule or, to the best of our knowledge after due inquiry, any judgment, decree, order, permit or license of any federal, Pennsylvania or other state or local court or governmental agency or body to which Buyer or any of its properties or assets is bound or subject.

          4. Except for the orders, consents or approvals set forth in Section 6.3(a) of the Disclosure Schedule to the Agreement [(as amended and revised)] required to authorize the purchase of the Purchased Assets pursuant to the terms of the Agreement, which orders, consents or approvals have been obtained and are in full force and effect, no consent, approval, order or authorization of, or registration, declaration or filing with, any Federal or Pennsylvania or West Virginia state governmental authority or regulatory body is required on the part of Buyer in

Duquesne Light Company

             , 1996
-------------
Page 4


connection with the execution and delivery of the Agreement or the acquisition of the Purchased Assets as contemplated thereby.

          5. At your request, we hereby confirm that we are not acting as counsel for Buyer in any pending litigation in which Buyer is a party, and we have not had referred to us by Buyer for legal advice or legal representation any matter that we believe might be deemed to be overtly threatened litigation in which Buyer might become a party. The statement set forth in the previous sentence is limited to those matters that Buyer has referred to us for legal representation or about which any such Person has consulted us as counsel and with respect to which we have given substantive attention subsequent to _______________ but prior to _______________. We have identified those matters by making inquiry of lawyers currently in our firm who, according to our records, have been engaged in legal services on behalf of Buyer during that period, and by examining certain current records that we maintain for our internal operations. In that process we have not undertaken any independent review of documents or records concerning such Persons that are in our possession.

          We are furnishing this opinion for you in connection with the closing of the transaction occurring today. The opinion is solely for your benefit and is not to be used, circulated,

Duquesne Light Company

             , 1996
-------------
Page 5


quoted or otherwise referred to for any other purpose without our prior written permission.

                                    Very truly yours,
                                    JONES, DAY, REAVIS & POGUE

                                                                     EXHIBIT D-1


                              [Letterhead of APSC]

                            [Dated the Closing Date]


Duquesne Light Company
One Oxford Center
301 Centre Street
Pittsburgh, PA  15279

Gentlemen:

          I have acted as counsel to AYP Capital, Inc., an affiliate of Allegheny Power Service Corporation ("APSC"), in connection with that certain Fort Martin Power Station Asset Purchase Agreement dated as of November 28 1995, by and among Duquesne Light Company, a Pennsylvania corporation and AYP Capital, Inc., a Delaware corporation (the "Agreement"). Unless otherwise defined herein, capitalized terms used herein and defined in the Agreement shall have the same meanings herein as therein.

          I am a member of the Bar of the State of Pennsylvania.

          At your request, I have inquired of lawyers employed by APSC and its affiliates responsible for administering claims and litigation against APSC and its affiliates, including Buyer, and of certain officers of Buyer, and on the basis of such inquiry am pleased to confirm that there is not pending or, to my knowledge, threatened any claim, action, suit, proceeding, arbitration, investigation, hearing or notice of hearing which seeks to make illegal, enjoin or prevent the transactions contemplated by the Agreement.

                                    Very truly yours,


                                     D1-1

                                                                       EXHIBIT E

                     [FORM OF OPINION OF SELLER'S COUNSEL]
                            [Dated the Closing Date]


_____________________
_____________________
_____________________


Gentlemen:
          This opinion is furnished to you pursuant to Section

9.5 of the Fort Martin Power Station Asset Purchase Agreement, dated as of November 28, 1995, by and among Duquesne Light Company, a Pennsylvania corporation, and AYP Capital, Inc., a Delaware corporation (the "Agreement"). The capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Agreement.

          I have acted as counsel to Seller in connection with the preparation, execution and delivery of the Agreement and the sale of the Purchased Assets by Seller to AYP Capital, Inc. pursuant to the Agreement. As such counsel, I have examined originals (or copies certified or otherwise identified to my satisfaction) of the Agreement, the deed referred to in Section 4.2 of the Agreement (the "Deed"), the bill[s] of sale referred to in Section 4.2 of the Agreement (the "Bill[s] of Sale") and such other instruments, certified and documents and have reviewed such questions of law as I have deemed necessary or

------------------------
                  , 1996
------------------
Page 2

appropriate for the purpose of this opinion. In such examination, I have assumed the genuineness of all signatures (other than those of the Seller), the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as copies. As to any facts material to this opinion, I have, when relevant facts were not independently established, relied upon the aforesaid instruments, certificates and documents. In addition, I have assumed the due execution and delivery pursuant to due authorization by Buyer of the Agreement.

          Based upon the foregoing, I am of the opinion that:

          1. Seller was duly organized and is validly existing as a corporation and is in good standing under the laws of the Commonwealth of Pennsylvania and the State of West Virginia and has full corporate power and authority to execute and deliver the Agreement, the Deed, the Bill[s] of Sale [and other instruments] and consummate the transactions contemplated thereby.

          2. The execution, delivery and performance of the Agreement, the Deed, the Bill[s] of Sale [and other instruments], and the consummation of the transactions contemplated thereby, have been duly authorized by the Board of Directors of Seller and all other corporate action on the part of Seller necessary in connection with such execution, delivery and performance has been duly and validly taken. The Agreement, the Deed and the Bill[s]

------------------------
                  , 1996
------------------
Page 3

of Sale have each been duly executed and delivered on behalf of Seller and constitute valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and general equitable principles, whether considered in a proceeding at law or in equity.

          3. Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated thereby violates any provision of the Articles of Incorporation or By-Laws of Seller or any statute, law, regulation or rule, or, to the best of our knowledge after due inquiry, any judgment, decree, order, permit or license, of any Federal or Pennsylvania or West Virginia state court or governmental agency or body to which Seller is subject or by which any of its properties or assets, including, without limitation, Unit No. 1, is bound or subject.

          4. To the best of my knowledge after due inquiry, Seller is not in violation of any statute, law, judgment, decree, order, permit, license, regulation or rule of any Federal or Pennsylvania or West Virginia state court or governmental agency or body relating to or affecting the ownership, use or operation of Unit No. 1, other than such violations as would not,

------------------------
                  , 1996
------------------
Page 4


individually or in the aggregate, give rise to material liability, materially adversely affect or interfere with the ownership, use or operation of Unit No. l or adversely affect the ability of Seller to execute and deliver the Agreement, the Deed, the Bill[s] of Sale [and other instruments] and consummate the transactions contemplated thereby.

          5. Except for orders of the [PaPUC and the FERC] authorizing the sale of the Purchased Assets pursuant to the terms of the Agreement, which orders have been obtained and are in full force and effect, no consent, approval, order or authorization of, or registration declaration or filing with, any Federal or Pennsylvania or West Virginia state governmental authority or regulatory body is required on the part of Seller in connection with the execution and delivery of the Agreement, the Deed, the Bill[s] of Sale [or other instruments] or the sale of the Purchased Assets to Buyer as contemplated thereby.

          6. There is no claim, action, suit, proceeding, arbitration, investigation or hearing or notice of hearing pending or, to the best of our knowledge after due inquiry, threatened, before any court or governmental or administrative authority which seeks to make illegal, enjoin or prevent the transactions contemplated by this Authority.

          7. The Deed and the Bill[s] of Sale [and other instruments] are in form sufficient to transfer to the Buyer all

------------------------
                  , 1996
------------------
Page 5

of the Seller's right, title and interest to the Purchased Assets; provided, however, that no opinion is expressed with respect to the existence, nature or extent of the Seller's right, title and interest in the Purchased Assets.

          I am a member of the Bar of the Commonwealth of Pennsylvania and I do not express any opinion as to any law other than the laws of the Commonwealth of Pennsylvania and the Federal law of the United States of America. With respect to matters governed by the laws of the State of West Virginia, I have, with your consent relied entirely upon the opinion of _______________, without independent investigation.

          I am furnishing this opinion for you in connection with the closing of the transaction occurring today. The opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose without my written permission.


                              Very truly yours,

                                                                    SCHEDULE A-1
                                                                    ------------


Description of Fort Martin No. 1 Unit Equipment and Facilities
--------------------------------------------------------------

          The Fort Martin No. 1 Unit consists of equipment and facilities that includes, but is not limited to:
          1. Main Steam Generator - Tangentially fired, manufactured by Combustion Engineering, Inc. with a maximum continuous rating of 4,000,000 lb/hr at a superheater outlet steam conditions of 1,010(degree)F, 3,810 psig and reheat outlet temperature of 1,010(degree)F.
          2. Main Turbine - Tandem compound four flow reheat unit with a capacity of 552,000 kw operating at 1,000(degree)F, 3,500 psig main steam and 1,000(degree)F reheat steam conditions.
          3. Generator - Hydrogen cooled generator with a water cooled stator having a capacity of 640,000 kva.
          4. All of the controls, related auxiliary equipment, and systems specific to Unit 1 and certain equipment and systems common to Units 1 and 2 including, but not limited to: auxiliary boilers, water treating, coal handling, ash handling, storage and disposal facilities, buildings, structures, transformers and switchgear, all of which are necessary for the operation of No. 1 Unit.
          5. A detailed list and description of all of these facilities and equipment is contained in the continuous property records maintained by Monongahela Power Company (the operating company), copies of which can be made available to the Buyers for their inspection and are incorporated herein by reference.




                                   SCH A1-2

                                                                    Schedule A-2
                                                                    ------------


                 Description of Fort Martin Power Station Site
                 ---------------------------------------------

          The Fort Martin Power Station is located in Cass District, Monongalia County, West Virginia, approximately ten miles north of Morgantown. The Fort Martin Station site is described as follows:

          All that certain tract or parcel of land situate in the District of Cass, County of Monongalia, State of West Virginia, bounded and described as follows, to wit:

          Beginning at an iron pin on the eastern right of way line of the Monongahela Railway Company, which iron pin is located at right angles to and 35 feet distant from the established center line of said right of way at Station 1927+89.33; thence with the following ten lines of the Monongahela Railway Company eastern right of way line:
          (1)  N 54(degree) 13' E - 138.25 feet to a point of curve;
          (2) a curve to the left whose radius is 2,899.93 feet for a distance of 627.62 feet to a point of tangent;
          (3)  N 41(degree) 49' E - 1,877.19 feet to a point;
          (4)  S 48(degree) 11' E - 25.00 feet to a point;
          (5)  N 41(degree) 49' E - 636.00 feet to a point;
          (6)  N 38(degree) 11' W - 5.08 feet to a point;
          (7)  N 41(degree) 49' E - 248.00 feet to a point;
          (8)  N 48(degree) 11' W - 20.00 feet to a point;

          (9) N 41(degree) 49' E - 718.01 feet to a point of curve; which point is located at right angles to the established center line of said right of way at Station 1885+50.90;
          (10) a curve to the left whose radius is 5,764.65 feet for a distance of 140.92 feet to a point in the Pennsylvania and West Virginia state line, which point lies 44.20 feet from and east of an iron pin in the center line of the presently located railroad and in the Pennsylvania and West Virginia state line, which line is the line between two stones, one on the east and one on the west of said point and which stones established the state line and are marked by date 1885;

thence with the Pennsylvania and West Virginia state line S 84(degree) 54' E -
616.60 feet to a point in the Monongahela River; thence with the Monongahela River for the following thirteen lines:
          (1)  S 32(degree) 25' 40" W - 583.93 feet to a point;
          (2)  S 41(degree) 55' 40" W - 755.63 feet to a point;
          (3)  S 55(degree) 25' 40" W - 240.44 feet to a point;
          (4)  S 23(degree) 31' 30" W -  87.86 feet to a point;
          (5)  S 46(degree) 31' 50" W - 320.17 feet to a point;
          (6)  S 40(degree) 31' 50" W - 304.55 feet to a point;
          (7)  S 45(degree) 31' 50" W - 312.36 feet to a point;
          (8)  S 51(degree) 02' 00" W - 245.99 feet to a point;
          (9)  S 32(degree) 01' 50" W - 465.64 feet to a point;


                                   SCH A2-2

          (10) S 26(degree) 36' 20" W - 459.48 feet to a point;
          (11) S 38(degree) 51' 20" W - 662.35 feet to a point;
          (12) S 42(degree) 51' 20" W - 393.85 feet to a point;
          (13) S 54(degree) 06' 20" W - 136.16 feet to a point;
thence, leaving the said river, with other lands of Monongahela Power Company for the following five lines:
          (1)  N 35(degree) 47' W - 377.74 feet to an iron pin;
          (2)  N 54(degree) 13' W -  45.00 feet to an iron pin;
          (3)  N 35(degree) 47' W -  61.17 feet to an iron pin;
          (4)  N 54(degree) 13' W -  45.00 feet to an iron pin;
          (5) N 35(degree) 47' W - 352.83 feet to an iron pin on the eastern right of wayline of the Monongahela Railway Company, the place of beginning;
containing 63.228 acres.

    Said property is a part of the property, lying between the eastern right of way line of the Monongahela Railway Company and the low water mark of the Monongahela River, which was conveyed to Monongahela by the following mesne conveyances: from the Christopher Coal Company by Deed dated July 22, 1963, of record in the office of the Clerk of the County Court in Monongalia County in Deed Book 614 at Page 447, by Corrective Indenture dated the 23rd day of August, 1963, of record in said Clerk's office in Deed Book 615, Page 562, and by Deed dated November 16, 1964, of record in said Clerk's office in Deed Book 629 at Page 191; from Charles Gibson, single, by Deed dated January 12, 1963, of record in said Clerk's office in Deed



                                   SCH A2-3

Book 611, Page 243; and from Monongahela Railway Company by Deed dated October 12, 1964, of record in the office of said Clerk in Deed Book 629 at Page 64. It is the intention of the parties that said property hereby conveyed shall include all Monongahela's interests and rights in respect of said property to the low water mark of the Monongahela River, namely the point to which the water receded at its lowest state prior to the installation of locks and dams built by any government agency in the improvement of navigation or in the aid to commerce upon said River.




                                   SCH A2-4

                              Disclosure Schedule
                              -------------------

     This Disclosure Schedule is delivered pursuant to the Fort Martin Power Station Asset Purchase Agreement by and between Duquesne Light Company ("Seller") and AYP Capital, Inc. ("Buyer"). Although Seller has endeavored to ensure the accuracy and completeness of the information contained in this Disclosure Schedule, Seller is not the Operating Company of Unit No. 1 and does not necessarily have access to all information regarding Unit No. 1. Consequently, Seller shall not be liable for any inaccuracy and omission relating to information not reasonably available to Seller.

     Any item listed in one section of this Disclosure Schedule shall be deemed to have been listed in each section for which such item is applicable.
Section 2.1--Purchased Assets.

     1. All of the equipment and facilities as described on Schedule A-1 of the Asset Purchase Agreement to which this Disclosure Schedule is attached.

     2. All of Seller's share of the fuel inventory including coal and No. 2 fuel oil in stock at the time of closing; provided, however, that the
                                                    --------  -------
          quantity of coal included in the Purchased Assets shall be 150,000 tons (Seller's share of the standard inventory level).
     3. All of Seller's share of the Materials and Supplies (M&S) inventory at the time of closing; provided,
                               --------
          however, that the M&S inventory at the time of closing shall be $3.1
          -------
          million, determined on the basis of cost (Seller's share of the standard inventory level).

     4. All Emission Allowances (EA's), including but not limited to Phase I and Phase II EA's, granted to Seller by the EPA under the 1992 Clean Air Act Amendment or in which Seller has any right, title or interest specifically associated with its share of the Fort Martin Unit No. 1, including but not limited to the following:

          Phase I -    20,248 EA's/year except for the year in which the
                         transfer of ownership occurs, the Buyer will receive the number of EA's not consumed as of the date of the transfer of ownership.

          Phase II -  8,894 EA's/year (for years 2000-2009).8,951 EA's/year (for year 2010 through the remainder of plant life).

          These emission allowances may or may not be sufficient for the Buyer's purposes depending upon, among other things, the capacity factor on Buyer's share of Unit No. 1 and the sulfur content of future coal supplies.

     5. All of Seller's rights under the Fort Martin Construction and Operating Agreement (the "Operating Agreement") among Seller, Monongahela Power Company and

          The Potomac Edison Company dated April 30, 1965, which Operating Agreement shall be assigned to Buyer at the Closing.

     6. Buyer shall not purchase and Seller shall retain all of Seller's rights, title and interest in any recovery of insurance proceeds relating to settlement of pending insurance claims relating to the caustic induction incident at Unit No. 1 in January, 1995.

     7. Buyer shall not purchase and Seller shall retain all liability and/or rights to any refund by reason of any litigation involving the application of the West Virginia Business and Occupation Tax for any period prior to the Closing Date and payable by Seller for power generated at Unit No. 1 prior to the Closing Date.

Section 3.3    --Assumed Liabilities.

          None, except as provided below. Seller shall be responsible for (and, if necessary, shall make appropriate post-closing payments to Buyer in respect of) all expenses incurred by Seller arising from or related to the operation or ownership of the Purchased Assets prior to the Closing Date, without regard to (a) when such expenses are paid or payable, (b) when or whether such expenses are or may be required to be accrued or reflected on financial statements for financial reporting purposes, or (c) the nature of the related assets, goods or services or the times or time periods at or during which the same are used or usable; provided, however, that Buyer shall assume
                                   --------  -------
          the liability for all special maintenance and capital costs associated with the planned outage of Unit No. 1 in 1996. At Closing Buyer, shall make payment to Seller for any costs Seller may have paid or incurred with respect to such planned outage prior to Closing. Buyer and Seller shall make appropriate post closing adjustments to recognize any surplus or deficit from the amounts set forth herein in Seller's portion of the coal inventory and materials and supplies at the time of closing.

Section 5.4(a)--Violations of Articles, By-Laws or Contracts.

     1.   None, except as set forth in response to 5.4(b).

Section 5.4(b)--Consents; Compliance with Applicable Laws.

     1.   Required Consents and Approvals

          (i) Approval, if required, under Section 1102(a)(3) of the Pennsylvania Public Utility Code [66 Pa. C.S.A. (S) 1102(a)(3)]

          (ii) Approval, if required, under (S) 521(a) of the Pennsylvania Public Utility Code [66 Pa. C.S.A. (S) 521(a)]

         (iii) Approval, if required, under Section 203 of the Federal Power Act (16 U.S.C. (S) 824b) for the sale by Duquesne of a part interest in the Fort Martin Station transmission facilities.

          (iv) Approval, if required, from West Virginia for Seller to transfer to Buyer its Certificate of Public Convenience and Necessity with respect to Unit No. 1.

     2. Fort Martin No. 1 Unit meets applicable standards as to particulates and opacity with high-efficiency electrostatic precipitators and cleaned coal. From time to time, excursions of opacity normal to fossil fuel operations are experienced. The West Virginia Division of Environmental Protection (WVDEP), Office of Air Quality (OAQ) issued Notices of Violation (NOVs) for opacity exceedances for the fourth quarter of 1993 and the first quarter of 1994 for Fort Martin. In addition, Fort Martin has reported opacity exceedances for each quarter thereafter.

          Because of the stringent 10% opacity limit in West Virginia which led to the above-mentioned NOV's, Monongahela and other West Virginia electric utilities petitioned the OAQ in 1994 to revise the opacity limit from 10% to 20% in order to be consistent with surrounding states and the federal New Source Performance Standards
          (NSPS). The OAQ on October 21, 1994 published a proposed revision to Title 45, Regulation 2 to increase the opacity limit to 20%. The final rule was submitted to the state legislature in West Virginia for approval in early 1995. The proposed increase in the opacity limit was rejected and the opacity limit remains at 10%. The plant continues to have occasional opacity exceedances and there are presently two (2) outstanding NOVs. Refurbishment of the electrostatic precipitators is scheduled to be completed during a planned major outage in 1996. The refurbishment may mitigate these occasional opacity exceedances.

     3. Under the National Pollutant Discharge Elimination System (NPDES), a permit for the Fort Martin ash disposal site is in place. However, the NPDES permit renewal for this disposal site contains what the Operating Subsidiaries of Allegheny Power System (APS) believe are overly stringent discharge limitations. The WVDEP has temporarily stayed the stringent permit limitations while the Operating Subsidiaries continue to work with WVDEP and EPA in order to scientifically justify less stringent limits. Where this is not possible, installation of waste water treatment facilities may become necessary. The cost of such facilities, if required, cannot be predicted by Duquesne or APS at this time.

     4. Pursuant to the National Groundwater Protection Strategy, West Virginia adopted a Groundwater Protection Act in 1991. This law establishes a statewide antidegradation policy which could require reconstruction of existing landfills and surface impoundments as well as groundwater remediation at Fort Martin. Groundwater protection standards were approved and implemented in 1993 (based on EPA drinking water criteria) which established compliance limits. Pursuant to the groundwater protection standards variance provision, on October 26, 1994 the APS Operating Subsidiaries jointly filed with American Electric Power and Virginia Power, a Notice of Intent (NOI) to request class or source variances from the groundwater standards for steam electric operating facilities in West Virginia. Additionally, each of the companies filed individual NOI's. Technical and socio-economic justification to support the variance requests are being developed and the costs shared by the Operating Subsidiaries under a contract with EPRI. While the justification for the variance requests is being developed, Fort Martin is protected from any enforcement action. Because variance requests must ultimately be approved by the West Virginia legislature, Duquesne or APS cannot predict the outcome.

     5. Under Title IV of the CAAA, Fort Martin No. 1 Unit is classified as a Phase I Group 1 boiler (tangential fired). It is anticipated that no plant modifications will be required to meet NOx requirements for Phase I. For Phase II, the compliance strategy may require the installation of Low NOx Burners.

     6.   Currently, Fort Martin No. 1 Unit is not impacted by Title I of the
          CAAA.

Section 5.4(c)--Environmental.

          None.

Section 5.4(d)--Permits.

     1.   The permits listed in Attachment I to this Disclosure Statement.

     2. Additional permits and/or approvals as set forth in response to 5.4(b).

     3. The current ash disposal site is estimated to have capacity to receive ash resulting from coal combustion at Fort Martin for seven (7) years. Engineering, permitting and construction of a new site to meet current regulatory criteria must be completed prior to exhausting the capacity of the current disposal site.

Section 5.6--Contracts

     1. Trust Indenture between Seller and Mellon Bank, N.A. dated as of April 1, 1992 as shown in Attachment II to this Disclosure Statement.

Section 5.7--Litigation.

     1. Richard Armstrong and Linda Armstrong, et al. v. the Duquesne Light Company, et al. No. 93-C-54 (West Virginia).

     2. Seller is one of the plaintiffs challenging the regulation promulgated by West Virginia to establish the method used for calculating the kilowatt hour tax which was in effect between August 11, 1989 and June 1, 1995. The plaintiffs filed a declaratory judgment action in the Circuit Court of Kanawa County, West Virginia on March 29, 1990, seeking a ruling that the regulations adopted by the State Tax Commissioner to implement a tax upon the generation of electric power, exceeded the Commissioner's statutory authority and was unconstitutional. In calculating the tax imposed upon generators under the statute, which was based upon the number of kilowatt hours of electricity produced, the plaintiffs contended that the statutory phrase "net generation available for sale" entitled them to deduct electric power generated in West Virginia and consumed in the utility business as well as electricity lost in the process of transmission and distribution before calculating the tax. The Commissioner contended that only electricity consumed in the process of generation was deductible and that all other generation was taxable, thereby increasing the taxes payable. The plaintiffs paid the tax in accordance with the State's position and filed claims for refunds. The Circuit Court of Kanawha County ruled in favor of the position of the Commissioner and the plaintiffs have appealed to the West Virginia Supreme Court of Appeals, where the case is currently pending. If the Supreme Court of Appeals rules in favor of the plaintiffs, the decision would likely be used as a precedent in pursuing tax refund claims.

Section 5.8--Insurance.

     1. The policies currently in effect are listed in Attachment III to this Disclosure Statement.

     2. Currently, there is one coverage dispute pending which is related to caustic induction incident that occurred January 1995. Buyer will not be obligated in any way by the outcome of this dispute.

Section 6.3(a) -- Buyer's Required Regulatory Consents and Approvals.

     1. Securities and Exchange Commission (to increase investment authority only)

     2. Federal Energy Regulatory Commission (for hybrid EWG status and authority to sell at market rates)

     3.   Hart-Scott-Rodino Antitrust Improvements Act

     4.   State public service/corporation commissions (for hybrid EWG status):
          Pennsylvania, Ohio, West Virginia, Virginia and Maryland. A FERC General Counsel's Opinion will be sought to determine if these approvals may be limited to Pennsylvania only.

     5. State affiliated interest statute approvals: Pennsylvania, West Virginia and Virginia.

     6.   State of West Virginia Certificate of Public Convenience and
          Necessity.

Section 6.3(d) -- Litigation.

          None.

    Any item listed in one section of this Disclosure Schedule shall be deemed to have been listed in each and every section for which such item is applicable.